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                                                                   EXHIBIT 10.29

                        EXECUTIVE COMPENSATION PLAN 2001

                                                 EFFECTIVE DATE: JANUARY 1, 2001

NAME:                                       PRESTON ROMM
TITLE:                                      VICE PRESIDENT, FINANCE, CFO
BASE:                                       $185,500
BONUS POTENTIAL:                            50%
TOTAL TARGET
COMPENSATION 2001:                          $278,250
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BASE SALARY
Merit Increase of 6% effective January 1, 2001. You will also receive retro pay for December, 2000 of $875.00

Next merit increase due January 1, 2002.

BONUS PLAN
Total bonus percent (50%) is calculated off base pay, and is paid annually post audit and board approval.

75% of bonus potential is tied to Dot Hill Systems Corporation's 2001 annual operating plan.
          a. 50% to revenue - $160,000K
          b. 50% to net income - $9,865K
          c. If targets achieved are less than 85% of above, no payout for operating plan will be made.
          d. For each 1% increase above 85%, payout is equal to 3.33% with no cap
          e. Overachievement to plan is possible per "d" above.

25% of bonus potential is subjective and may be tied to individual departmental goals and performance. This portion will be determined by the President of Dot Hill Systems Corporation.

TERMS
Salary will be paid bi-weekly, based upon the annual base salary amount indicated above, in U.S. dollars.

You must be an employee in good standing on the date of payout to be eligible for the bonus payout.

The base salary and bonus structure may be revised by Dot Hill Board of Directors, if they deem it necessary.

You are eligible for all benefits afforded Regular Full-time Exempt employees as set forth in the most current version of the Dot Hill Employee Handbook.

The terms, conditions, and benefits of your employment with Dot Hill Systems Corporation are governed solely by the standard Company policies and benefits. No promises, verbal commitments, or implied promises will alter these standard policies and benefits.

The employment relationship between the parties is "at will" and may be terminated by Dot Hill at any time without obligation or liability to you.


/s/ JIM LAMBERT         12/29/2000         /s/ PRESTON ROMM
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Jim Lambert, CEO, President                Preston Romm, Vice President, Finance